UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

                           Commission File No. 0-50621

                                  May 15, 2007
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                Date of report (Date of earliest event reported)

                              Maximum Awards, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

        Nevada                                           86-0787790
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(State of organization)                     (I.R.S. Employer Identification No.)

                 82 Avenue Road, M5R 2H2 Toronto, Ontario Canada
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                    (Address of principal executive offices)

                                  416-929-5798
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              (Registrant's telephone number, including area code)

Check whether the issuer (1) filed all reports required to be file by Section 13 or 15(d) of the Exchange Act during the past 12 months and (2) has been subject to such filing requirements for the past 90 days. Yes [X]

Item 1.01 Entry into a Material Definitive Agreement:

On May 15, 2007, the Company announced that it had entered into an agreement to acquire all of the issued and outstanding stock in Plays On The Net Plc through the issue of 180 million common shares (pre 15 to 1 split). The agreement is subject to a definitive acquisition agreement. Plays on the Net Plc is a United Kingdom corporation which provides a comprehensive online guide to theatre, and services the online download market for plays and spoken word entertainment. Plays on the Net has a license to sell audio book titles from the archives of BBC Audio books, and has developed into a online store and theatre information site, with more than 500,000 books and audio book titles available for download. The company also sells audio titles and books from other leading publishers including Time Warner, Harper Collins and Random House, Naxos and Little Brown. The Company's target is to become a one-stop site for information, tickets, reviews and news relating to theatre, and hopes to become the ultimate social networking site for drama enthusiasts. The website includes a forum (Play-talk) which is building a community of writers and actors who are able to post their personal profiles, reviews and resumes and provide unique profile page. Plays on the Net Plc is a development stage company that does not yet have any significant sales.

Item 5.02 Departure of Directors or Officer; Election of Directors or Officers;

Mr. Maxwell Thomas resigned as a Member of the Board of Directors, CEO and CFO of the Company and Mr. Pino Giuseppe Baldassarre was appointed as CEO of the Company. Mr. Enzo Taddei, an existing director of the Company was appointed Chief Financial Officer.

Mr. Pino Giuseppe Baldassarre has held senior management and director positions of new business start-ups and established multinational organizations and has over 25 years experience in the Security and Communications Industries. With leadership skills in management of international operations, shareholder exit strategies, and overall business development, he has utilized a wide range of strategic programs to maximize organic growth into specific industry segments through OEM, alliances, and direct multi-level distribution channels. All while maximizing shareholder value.

Most recently, Mr. Baldassarre was responsible for Business Development of 123ID, a software development corporation specializing in biometric solutions, and acting President and CEO of BPT Technologies, responsible for the set up and implementation of a North American division for a European multinational company. Over the years he has held many senior positions such as the Managing Director of The Logica Group, a division of The Mackenzie Group, NY, where he was responsible for total corporate infrastructure development, From Intellikey Corporation Florida, as Senior Vice President, and Pacific Entrance Systems in Vancouver, where he was President and CEO.

Mr. Baldassarre is a recognized expert in his field and he is regularly called on to speak at conferences in both Canada and the US on issues surrounding National Security and merging technologies.

Mr. Baldassarre holds a BA in Mathematics with a minor in economics from York University, Toronto and an MBA -INSEAD from Fountainbleau, France.

Mr. Enzo Taddei was previously the sole shareholder and director of private accountancy firm, Adesso Res Asesores in Spain, which he operated for eight years between 1999 and 2006.

Prior to setting up his own company, Enzo worked for a prestigious firm of chartered accountants based in Marbella, Malaga whilst completing his BBA degree in Economics.

Raised in Spain, Italy and Ireland, Enzo is proficient in three languages and has been educated to degree level in both Spain and the UK Enzo holds a degree in economics from the University of Malaga, Spain and in Business administration from the University of Wales in conjunction with the University E.A.D.E in Malaga, Spain. In 2000, he completed his Master Degree in Taxation and fiscal related subjects at the University of E.A.D.E in Malaga, Spain.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements:

     None.

     (b) Exhibits:

     2.1 Heads of Agreement dated May 4, 2007 By and Between Maximum Awards Inc. and Plays On The Net Plc


                                   Signatures
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               MAXIMUM AWARDS INC
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Date: May 16, 2007             By: /s/Pino G. Baldassarre
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                                  Chief Executive Officer